                                                                    EXHIBIT 23.1
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                        CONSENT OF INDEPENDENT AUDITORS
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THE BOARD OF DIRECTORS AND STOCKHOLDERS
TELE-COMMUNICATIONS, INC.:

We consent to incorporation by reference in the registration statement on Form S-8 of Tele-Communications, Inc. of our reports dated March 27, 1995, relating to the consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994, and all related schedules, which reports appear in the December 31, 1994 annual report on Form 10-K of Tele-Communications, Inc. Our reports refer to the adoption of Statement of Financial Accounting Standards No. 115, "Accounting for Investments in Certain Debt and Equity Securities," in 1994.


                                         KPMG PEAT MARWICK LLP

Denver, Colorado
June 28, 1995